SHAREHOLDER MEETING Unaudited--Oppenheimer Limited-Term Government Fund

On October 3, 2003, a special shareholder meeting was held at which shareholders elected all of the nominated Trustees and approved proposal No. 2 as described in the Fund's proxy statement for the meeting.

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PROPOSAL NO.1
The eleven persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:
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

NOMINEE                         FOR                     WITHHELD        TOTAL
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
James C. Swain                  157,549,183.491         4,199,800.811   161,748,984.302
John V. Murphy                  157,567,625.485         4,181,358.817   161,748,984.302
William L. Armstrong            157,570,235.297         4,178,749.005   161,748,984.302
Robert G. Avis                  157,474,932.836         4,274,051.466   161,748,984.302
George C. Bowen                 157,577,698.201         4,171,286.101   161,748,984.302
Edward L. Cameron               157,564,767.696         4,184,216.606   161,748,984.302
Jon S. Fossel                   157,569,462.061         4,179,522.241   161,748,984.302
Sam Freedman                    157,545,335.889         4,203,648.413   161,748,984.302
Beverly L. Hamilton             157,548,888.602         4,200,095.700   161,748,984.302
Robert J. Malone                157,587,077.716         4,161,906.586   161,748,984.302
F. William Marshall, Jr.        157,544,982.611         4,204,001.691   161,748,984.302

                                                        BROKER
FOR                     AGAINST         ABSTAIN         NON-VOTES       TOTAL
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PROPOSAL NO. 2
Approval of the amendment to eliminate the Fund's fundamental investment policy on investing in U.S. government securities:
112,778,240.710         14,208,173.370  8,012,171.222   26,750,399.000  161,748,984.302